                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                    AMBI INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/_/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(1)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

/X/ No Fee Required.

1) Title of each class of securities to which transaction applies:

   -----------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

   -----------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   -----------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

   -----------------------------------------------------------------------------

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

-----------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                                    AMBI INC.

                   NOTICE OF AN ANNUAL MEETING OF SHAREHOLDERS


         Notice is hereby given that the Annual Meeting of Shareholders of AMBI Inc. (the "Company") will be held at the Rye Town Hilton, 699 Westchester Avenue, Rye Brook, New York at 10:00 AM on November 19, 1999 for the following purposes as set forth in the accompanying Proxy Statement:

         1.       To elect seven directors to serve for a term of one year;

         2. To ratify the selection and appointment by the Company's Board of Directors of KPMG LLP, independent certified public accountants, as auditors for the Company for the fiscal year ending June 30, 2000; and

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Holders of record of the Company's Common Stock at the close of business on October 8, 1999 will be entitled to vote at the meeting.


                                              By Order of the Board of Directors

                                              /s/ BENJAMIN T. SPORN

                                              BENJAMIN T. SPORN, Secretary


Dated:  October 12, 1999


         Whether or not you plan to attend the meeting, please date and sign the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to its exercise and if present at the meeting may withdraw it and vote in person. Attendance at the meeting is limited to shareholders, their proxies and invited guests of the Company.

                                    AMBI INC.
                              4 Manhattanville Road
                            Purchase, New York 10577
                              --------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 19, 1998

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at the Rye Town Hilton, 699 Westchester Avenue, Rye Brook, New York at 10 A.M. on November 19, 1999, and at any adjournments thereof. The shares represented by proxies that are received in the enclosed form and properly filled out will be voted in accordance with the specifications made thereon. In the absence of specific instructions, proxies will be voted in accordance with the recommendations made herein with respect to the proposals described in this Proxy Statement. Proxies may be revoked by shareholders by written notice received by the Secretary of the Company at the address set forth above, at any time prior to the exercise thereof. Shareholders of record at the close of business on October 8, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of October 8, 1999 the Company's voting securities outstanding totaled 30,514,215 shares of Common Stock.


                         Item 1 -- Election of Directors

         It is the intention of the persons named in the enclosed form of proxy, unless such proxy specifies otherwise, to nominate and to vote the shares represented by such proxy for the election of the nominees listed below to hold office until the next Annual Meeting of Shareholders or until their respective successors shall have been duly elected and qualified. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting. Certain information regarding each nominee is set forth in the table and text below. The number of shares, if any, beneficially owned by each nominee is listed below under "Principal Shareholders and Share Ownership of Directors and Officers."

         The directors serve for a term of one year and until their successors are duly elected and qualified. The Board of Directors held 6 meetings in the fiscal year ended June 30, 1999. All directors attended all meetings of the Board during the fiscal year, except for two directors who each attended five meetings. Sander A. Flaum was elected to the Board on May 18, 1999. Non-management Directors each receive a quarterly director's fee of $1,800 and the Chairman of the Board receives a quarterly director's fee of $3,600. Each also receives $500 for each meeting of the Board attended in person, $250 for each meeting of the Board attended telephonically, and each receives annually options to acquire 10,000 shares of Common Stock. The Company has an Audit Committee of the Board which consists of Mr. Flynn and Dr. Benson. There are no arrangements as to compensation of members of this committee in such capacity. The Audit

Committee held two meetings during the fiscal year ended June 30, 1999. The Company has a Compensation Committee of the Board which currently consists of Dr. Cross, Mr. Flynn and Dr. Pollack. There are no arrangements as to compensation of members of this committee in such capacity. The Compensation Committee held two meetings during the fiscal year ended June 30, 1999. Officers serve at the pleasure of the Board of Directors. There are no family relationships among directors, nominees or executive officers, nor are there any arrangements or understandings between any such director or nominee and any other person pursuant to which any director or nominee was selected as such other than as described below.

         On December 12, 1996, the Company completed the sale of its UK-based subsidiary, Aplin & Barrett Limited ("A&B") to Burns, Philp & Company Limited ("BP") in accordance with the terms of a Share Purchase Agreement for $13.5 million in cash and the payment to the Company of 2.42 million shares of the Company's Common Stock held by BP. So long as BP owns at least 20% of the Company's outstanding common stock, BP is entitled to nominate one member for election to the Company's Board. To date, BP has not nominated a director. See also "Certain Relationships and Related Transactions."

         All of the nominees are currently serving as directors. The name, age and term of office as director of each nominee for election as director and his or her present position(s) with the Company and other principal affiliations are:


Nominee for Election                Director Since        Position(s)

Fredric D. Price (53)                    1994             President and Chief Executive Officer

Robert E. Flynn (66)                     1996             Chairman of the Board

P. George Benson, PhD (53)               1998             Dean, Terry College of Business,
                                                          University of Georgia

Audrey T. Cross, PhD (53)                1995             Associate Clinical Professor, School of
                                                          Public Health, Columbia University

Sander A. Flaum (62)                     1999             Chief Executive Officer,
                                                          Robert A. Becker, Inc. EURO SCG

Marvin Moser, MD (75)                    1997             Clinical Professor of Medicine, Yale
                                                          University School of Medicine

Robert E. Pollack, PhD (59)              1995             Professor of Biological Science,
                                                          Columbia University



         Fredric Price has been President, Chief Executive Officer and a Director of the Company since September 1994. From July 1991 to September 1994, he was Vice President, Finance and Administration and Chief Financial Officer of Regeneron Pharmaceuticals, Inc. For more than five years prior to joining Regeneron, he was head of RxFDP, a consulting firm which provided strategic planning, market development, and new product introduction services to pharmaceutical and other health care businesses. From 1973 to 1986 he was at Pfizer Pharmaceuticals, where he was a Vice President with both line and staff responsibilities. He has a BA from Dartmouth College and an MBA from the Wharton School of the University of Pennsylvania.

         Robert E. Flynn was elected a Director of the Company in October 1996 and Chairman of the Board of Directors in October 1997. Mr. Flynn is a Senior Advisor to CSC Index, management consultants. He served as Chairman of the NutraSweet Company from June 1990 until he retired in December 1995. Mr. Flynn also served as Chief Executive Officer of the NutraSweet Company from June 1990 until March 1995. From 1981 to 1990, he served in various executive capacities with Fisher Controls International Inc., including Chairman and Chief Executive Officer. Prior thereto from 1957 to 1981, Mr. Flynn held positions of increasing importance with The Carborundum Co. Mr. Flynn is also a member of the Board of Stanley Technology Group. He received a BSc from Loyola College, a BEE from McGill University and an MBA from Rutgers University.

         P. George Benson, PhD, was elected a Director of the Company in July 1998. Dr. Benson is Dean of the Terry College of Business and holds the Simon S. Selig, Jr. Chair for Economic Growth at the University of Georgia. Dr. Benson was previously the Dean of the Faculty of Management at Rutgers University and a professor of decision sciences at the Carlson School of Management of the University of Minnesota. In 1997, he was appointed by the U.S. Secretary of Commerce to a three year term as one of the nine judges for the Malcolm Baldrige National Quality Award. In 1996, Business News New Jersey named Dr. Benson one of New Jersey's "Top 100 Business People". He received a BS from Bucknell University and a PhD in decision sciences from the University of Florida.

         Audrey T. Cross, PhD, was elected a Director of the Company in January 1995. Dr. Cross has been Associate Clinical Professor at the Institute of Human Nutrition at the School of Public Health of Columbia University since 1988. She also works as a consultant in the areas of nutrition and health policy. She has served as a special assistant to the United States Secretary of Agriculture as Coordinator for Human Nutrition Policy and has worked with both the United States Senate and the California State Senate on nutrition policy matters. Dr. Cross received a BS in dietetics, a Master of Public Health in nutrition and a PhD from the University of California at Berkeley, and a JD from the Hastings College of Law at the University of California at San Francisco.

         Sander A. Flaum was elected a Director of the Company in May 1999. Mr. Flaum has been CEO of Robert A. Becker, Inc. EURO SCG for 10 years, previously having served in increasingly responsible management positions at Lederle Laboratories. Mr. Flaum is Adjunct Associate Professor of Marketing at New York University's Stern School of Business. Mr. Flaum is also a member of the Boards of Directors of the Fischer College of Business at The Ohio State University, Hollins Communications Research Institute and Neopharm Corporation. Mr. Flaum received a BA from The Ohio State University and MBA from Fairleigh Dickinson University.

         Marvin Moser, MD was elected to the Board of Directors in October 1997. He is clinical professor of medicine at Yale and senior medical consultant at the National High Blood Pressure Education Program of the National Heart, Lung and Blood Institute. Dr. Moser's work has focused on non pharmacological approaches to the prevention and control of hypertension and he has published extensively on this subject with over 300 publications. He has contributed to over 30 books and numerous physician and patient education programs. Dr. Moser is also a member of the Board of The Third Avenue Value Funds. Dr. Moser holds a BA from Cornell University and an MD from Downstate University College of Medicine.

         Robert E. Pollack, PhD, was elected a Director of the Company in January 1995. Dr. Pollack has been a Professor of Biological Sciences at Columbia University since 1978. In addition, from 1982 to 1989 he was Dean of Columbia College. Prior thereto he was Professor of Microbiology at the State University of New York School of Medicine at Stony Brook, Senior Scientist at Cold Spring Harbor Laboratory, Special NIH fellow at the Weizmann Institute in Israel, and NIH Fellow in the Department of Pathology at New York University School of Medicine. He is the author of more than one hundred research papers on the molecular biology of viral oncogenesis, a dozen articles in the popular press, and three books. He received a BA in physics from Columbia University and a PhD in biology from Brandeis University.

Executive Officers

The name, age and position(s) of each executive officer of the Company are:


           Name                                             Position(s)

Fredric D. Price (53)                       President, Chief Executive Officer and Director

Benjamin T. Sporn (61)                      Senior Vice President, General Counsel and Secretary

Gerald A. Shapiro (52)                      Vice President, Finance and Administration, and Chief
                                            Financial Officer

Jonathan de la Harpe, PhD (54)              Vice President, Technical Operations

Alan J. Kirschbaum (54)                     Controller



                          ----------------------------

         Officers of the Company serve at the pleasure of the Board of Directors subject to any contracts of employment. See the biographical descriptions under nominees for election as directors for additional information on Mr. Price.

         Benjamin T. Sporn has been legal counsel to the Company since 1990 and has served as Secretary of the Company since 1986, and was appointed Senior Vice President and General Counsel in February 1998. He was an attorney with AT&T from 1964 until December 1989 when he retired from AT&T as a General Attorney for Intellectual Property Matters. Mr. Sporn was a director of the Company from 1986 until 1994. He received a BSE degree from Rensselaer Polytechnic Institute and a JD degree from American University.

         Gerald A. Shapiro was appointed Vice President, Finance and Administration & Chief Financial Officer of the Company in March 1998. From 1996 to 1998, Mr. Shapiro was Managing Director in the Corporate Finance practice at KPMG Peat Marwick LLP, specializing in merger and acquisition activities. From 1995 to 1996, he was a Vice President in the Equity Capital Group of GE Capital Services and also served as Chief Operating Officer and Director of Shoe-Town, Inc., a GE Capital unit. From 1991 to 1995, Mr. Shapiro was a Managing Director in the healthcare investment banking group at Furman Selz LLC, concentrating on pharmaceuticals and medical devices. Prior to that, he held senior executive positions at Equitable Capital Management Corporation and ITT Corporation with primary focus on mergers and acquisitions. Mr. Shapiro received a BSEE from City College of New York and an MBA from the Columbia University Graduate School of Business.

         Jonathan de la Harpe, PhD, was appointed Vice President, Technical Operations, of the Company in February 1998. Dr. de la Harpe has been on the staff at AMBI since 1989, holding positions as Group Leader, Analytical and Biochemistry; Program Manager; Senior Manager, Product Development; and Director of Technical Operations, Pharmaceutical Products. In the years 1981 to 1988, Dr. de la Harpe held positions as Post-doctoral Fellow and later Research Associate at The Rockefeller University, and as Assistant Professor at Cornell University Medical College. During this period, Dr. de la Harpe also held positions as a Visiting Scientist at Genentech Inc., and Scientist at the Friedrich Miescher Institute in Basel, Switzerland. Dr. de la Harpe holds a BSc (Hons) and PhD from the University of Cape Town, South Africa.

         Alan J. Kirschbaum was appointed Controller in October 1999. From 1996 to 1999, Mr. Kirschbaum was Vice President and Controller of AMS Asset Management Services. From 1984 to 1996, he held a series of increasingly responsible financial positions with Ascom Timeplex, Inc. He holds a BS from Pennsylvania State University, an MBA from Pace University, and is a Certified Public Accountant.


Executive Compensation

         The following table sets forth the compensation paid or accrued by the Company during the three fiscal years ended June 30, 1999 (i) to its Chief Executive Officer and (ii) to the three highest paid current employees of the Company, and two former executives, whose cash compensation exceeded $100,000 in the 1999 fiscal year:

                      SUMMARY COMPENSATION TABLE (1)(2)(5)


---------------------------------------------------------------------------------------------------------------------
Name and Principal Position                                                          Long-Term           All  Other
         (a)                                Annual Compensation                    Compensation       Compensation
                                     (b)            (c)             (d)                (e)                 (i)

---------------------------------------------------------------------------------------------------------------------
                                    Period       Salary ($)         Bonus ($)      Securities              ($)
                                                                                   Underlying
                                                                                  Options/SARs
                                                                                      (#)
---------------------------------------------------------------------------------------------------------------------
Fredric D. Price, President,    7/1/96 -          275,000         90,000            35,000
Chief Executive Officer and     6/30/97
Director
---------------------------------------------------------------------------------------------------------------------

                                7/1/97 -          275,000         75,000            465,000
                                6/30/98
---------------------------------------------------------------------------------------------------------------------

                                7/1/98 -          275,000        200,000                                 21,154
                                6/30/99
---------------------------------------------------------------------------------------------------------------------

Jonathan de la Harpe, Vice
President, Technical            7/1/96 -           89,000                          10,000
Operations                      6/30/97

---------------------------------------------------------------------------------------------------------------------

                                7/1/97 -           113,000                          10,000
                                6/30/98

---------------------------------------------------------------------------------------------------------------------

                                7/1/98 -           129,923                          15,000
                                6/30/99
---------------------------------------------------------------------------------------------------------------------

Alan Gallantar, Treasurer and
Controller (3)                  3/23/98 -           33,654                          90,000
                                6/30/98
---------------------------------------------------------------------------------------------------------------------

                                7/1/98 -           146,212                                                5,333
                                6/30/99

---------------------------------------------------------------------------------------------------------------------
Steven Morvay, Vice President   7/13/98 -          153,846                                               52,885
- Marketing and Sales (4)       6/28/99

---------------------------------------------------------------------------------------------------------------------

Gerald A. Shapiro, Vice         3/9/98 -            49,231                          75,000
President - Finance &           6/30/98
Administration, & CFO
---------------------------------------------------------------------------------------------------------------------

                                7/1/98 -          160,000                           25,000               10,666
                                6/30/99
---------------------------------------------------------------------------------------------------------------------

Benjamin T. Sporn, Senior       7/1/96 -          127,500          5,000            42,500
Vice President, General         6/30/97
Counsel and Secretary
---------------------------------------------------------------------------------------------------------------------

                                7/1/97 -          147,000                           15,000
                                6/30/98
---------------------------------------------------------------------------------------------------------------------

                                7/1/98 -          160,000         30,000            15,000
                                6/30/99
---------------------------------------------------------------------------------------------------------------------


(1) The above compensation does not include the use of an automobile and other personal benefits, the total value of which do not exceed as to any named officer or director or group of executive officers, the lesser of $50,000 or 10% of such person's or persons' cash compensation

(2) Pursuant to the regulations promulgated by the Securities and Exchange Commission (the "Commission"), the table omits a number of columns reserved for types of compensation not applicable to the Company.

(3)      Mr. Gallantar's employment with the Company terminated September 26,
         1999.

(4)      Mr. Morvay's employment with the Company terminated June 28, 1999.

(5)      All Other Compensation represents loans and interest forgiven.

None of the individuals listed above received any long-term incentive plan awards during the fiscal year.


Employment Agreement

         The Company entered into an employment agreement, effective September 1994, with Fredric Price, which was amended and restated on April 1, 1998. The agreement has a three year term which ends on March 31, 2001, and provides for an annual salary of $275,000 and the forgiveness of one-third of a $59,500 loan on March 31 of each year of the term so long as Mr. Price is then employed by the Company. See table of Option/SAR Grants in Last Fiscal Year for information on certain stock options which have been granted to Mr. Price under the employment agreement. Although employment under the agreement is at will, if employment is terminated by the Company under certain circumstances, Mr. Price will receive one year's salary in a single payment, certain benefits will continue for twelve months after termination, and all of Mr. Price's stock options will vest.


Stock Option Plans

         The Board of Directors has adopted and the shareholders have approved five Stock Option Plans (the "Plan(s)"):

         1. The Incentive Stock Option Plan provides for the grant of qualified incentive stock options to officers and key employees.

         2. The Non-qualified Stock Option Plan provides for the grant of options to various persons who render certain services to the Company.

         3. The 1989 Stock Option Plan provides for the grant of options to either group which, in the case of employees, may be incentive stock options.

         4. The 1991 Stock Option Plan provides for the grant of options to either group which, in the case of employees, may be incentive stock options.

         5. The 1998 Stock Option Plan provides for the grant of options to either group which, in the case of employees, may be incentive stock options.

         Each of the Incentive and Non-qualified Stock Option Plans permits the purchase of an aggregate of up to 250,000 shares of Common Stock. The 1989 Stock Option Plan permits the purchase of an aggregate of up to 500,000 shares of Common Stock. The 1991 Stock Option Plan permits the purchase of an aggregate of up to 3,000,000 shares of Common Stock. The 1998 Stock Option Plan permits the purchase of an aggregate of up to 2,500,000 shares of Common Stock. The purpose of the Plans is to attract and retain competent executive personnel and other key employees and consultants and to provide incentives to all such persons to use their effort and skill for the advancement and betterment of the Company by permitting them to participate in the ownership of the Company.

         Options granted as qualified incentive stock options are intended to qualify as Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended. The exercise price of Incentive Stock Options granted under the Plans shall not be less than the fair market value (110% of the fair market value for 10% or greater shareholders) of the Common Stock on the date of grant. Incentive Stock Options may not be exercised later than ten years from the date of grant (five years for 10% or greater shareholders). Determinations as to recipients of stock options under the Plans and other terms of such grants are made by the Company's Board of Directors.

         The following table sets forth information as of June 30, 1999 with regard to options granted (i) to the Company's Chief Executive Officer, and (ii) to other officers of the Company named in the Summary Compensation Table.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


-------------------------------------------------------------------------------------------------------------------
                                                                                            Potential Realizable
                                   Individual Grants                                       Value At Assumed Annual
                                                                                               Rates Of Stock
-------------------------------------------------------------------------------------------------------------------
                                              Percent Of
                                                   Total
                                Number Of         Options
                                Securities      Granted To      Exercise
                                Underlying     Employees In      Of Base
            Name                 Options        Fiscal Year       Price      Expiration
            (a)                Granted (#)          (c)          ($/Sh)         Date       5% ($)       10% ($)
                                   (b)                             (d)          (e)          (f)          (g)
-------------------------------------------------------------------------------------------------------------------

A.  Jonathan de la Harpe          15,000           2.46        $1.4375          (1)       $13,561      $34,365
-------------------------------------------------------------------------------------------------------------------


B.  Alan Gallantar (2)            10,000           1.64        $1.4375          (1)       $9,040       $22,910
-------------------------------------------------------------------------------------------------------------------


C. Steven Morvay (3)             100,000           16.38       $1.40625                   $4,289       $8,719
-------------------------------------------------------------------------------------------------------------------


D.  Fredric D. Price                0                0                 -         -                -           -
-------------------------------------------------------------------------------------------------------------------


E.  Gerald A. Shapiro             25,000           4.10        $1.4375          (1)       $22,601     $57,275
-------------------------------------------------------------------------------------------------------------------


F.  Benjamin T. Sporn             25,000           4.10        $1.4375          (1)       $22,601     $57,275
-------------------------------------------------------------------------------------------------------------------


(1) Vesting 20% per year; expiration the earlier of 5 years from vesting or 89 days after termination of employment.

(2)      Mr. Gallantar's employment with the Company terminated on September 26,
         1999.

(3) Mr. Morvay's employment with the Company terminated June 28, 1999, 40,000 options vested upon termination and expire December 28, 1999, and 60,000 options expired upon termination.

         The following table sets forth information with regard to aggregated option values at June 30, 1999 of options granted (i) to the Company's Chief Executive Officer, and (ii) to the highest paid employees of the Company whose cash compensation exceeded $100,000 per year in such year.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES



-------------------------------------------------------------------------------------------------------------------

                                                        Individual Grants
-------------------------------------------------------------------------------------------------------------------
      (a)            (b)           (c)                       (d)                                 (e)
     Name          Shares         Value        Number of Unexercised Options at   Value of Unexercised In-the-Money
                  Acquired     realized ($)               FY-End (#)                      Options at FY-End
                     in
                  Exercise
                     (#)
-------------------------------------------------------------------------------------------------------------------
                                                  Exercisable      Unexercisable        Exercisable    Unexercisable
-------------------------------------------------------------------------------------------------------------------

Jonathan de la             0               0           34,000             56,000               $376          $16,511
Harpe
---------------- ------------ --------------- ---------------- ------------------ ------------------ ----------------

Alan                       0               0           10,000             40,000             $3,075          $25,019
Gallantar
---------------- ------------ --------------- ---------------- ------------------ ------------------ ----------------

Steven Morvay              0               0           40,000                  0           $103,200               $0
---------------- ------------ --------------- ---------------- ------------------ ------------------ ----------------

Fredric D.                 0               0          669,000            331,000            $77,577         $155,155
Price
---------------- ------------ --------------- ---------------- ------------------ ------------------ ----------------

Gerald A.                  0               0           20,000             80,000            $10,788          $68,164
Shapiro
---------------- ------------ --------------- ---------------- ------------------ ------------------ ----------------

Benjamin T.                0               0          104,500             53,000               $564          $27,268
Sporn
---------------- ------------ --------------- ---------------- ------------------ ------------------ ----------------

Pension Plans

AMBI Inc.

         Eligible employees of the Company are entitled to participate in the Burns Philp Inc. Retirement Plan for Non-Bargaining Unit Employees, a non-contributory pension plan (the "Pension Plan") maintained by Burns Philp as long as Burns Philp maintains the Pension Plan and owns at least 20% of the Company's outstanding Common Stock. Burns Philp currently holds approximately 25% of the Company's outstanding Common Stock. Assuming retirement at age 65, the Pension Plan provides benefits equal to the greater of (a) 1.1% of the employee's final average earnings multiplied by the number of years of credited service plus 0.65% of the employee's final average earnings in excess of the average of the contribution and the benefit basis in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year of Social Security retirement age, multiplied by the employee's years of credited service up to 35, minus any predecessor plan benefit in the case of an employee who participated in a predecessor plan or (b) $24 multiplied by the number of years of credited service up to 25 years plus $12 multiplied by the years of employment from 26-40 years, minus any predecessor plan benefit in the case of an employee who participated in a predecessor plan. The "final average earnings" are the average monthly earnings during the five highest-paid consecutive calendar years within the last ten calendar years of credited service with the Company. Earnings include the salary and bonus listed in the summary compensation table. Earnings which may be considered under the Pension Plan are limited to $160,000 per year subject to annual cost of living adjustments as determined by the IRS.

         The following table sets forth estimated annual benefits payable upon retirement, assuming retirement at age 65 in 1999 and a single life annuity benefit, according to years of credited service and final average earnings. The benefits listed are not subject to any deduction for Social Security or other offset amounts.

                            Years of Credited Service


final average
earnings                      15              20                25                30               35
--------------------------------------------------------------------------------------------------------
$25,000                    $4,320            $5,760            $7,200            $8,160           $9,600

$50,000                    $9,840           $13,200           $16,440           $19,800          $23,040

$75,000                    $16,440          $21,840           $27,360           $32,880          $38,400

$100,000                   $22,920          $30,600           $38,280           $45,960          $53,640

$150,000                   $36,120          $48,120           $60,240           $72,240          $84,240

$160,000                   $38,760          $51,600           $64,560           $77,520          $90,360
and up



         Jonathan de la Harpe, Gerald A. Shapiro, Benjamin T. Sporn and Fredric
D. Price each have 7.0, 1.5, 7.0 and 4.75 years, respectively, of credited service under the Pension Plan as of

June 30, 1999, and, at age 65, would have approximately 18, 15, 10, and 17 years of credited service, respectively.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the period from July 1, 1998 through June 30, 1999, except as noted below, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with. The Company has information that Steven Morvay, a former employee, failed to file one or more Forms 4 reporting purchases and sales of the Company's Common Stock during the fiscal year ended June 30, 1999.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total return on a hypothetical investment made on June 30, 1994 through June 30, 1999 (assuming reinvestment of dividends) in: (a) the Company's Common Stock; (b) all NASDAQ stocks and (c) all pharmaceutical companies listed on NASDAQ. Pharmaceutical companies represent the industry grouping for which information was readily available which is most comparable to the Company. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock and each of the indexes.

                           [LINE CHART APPEARS HERE]


     Date            AMBI          NASDAQ          NASDAQ Pharmaceutical

   6/30/94            100            100                   100
   6/30/95          46.15         133.48                133.11
   6/28/96         161.54         171.38                195.99
   6/30/97          69.23         208.43                199.41
   6/30/98          43.08         274.43                204.31
   6/30/99          70.15         392.16                285.27

Compensation Committee Interlocks and Insider Participation

         The Board of Directors determines executive compensation taking into consideration recommendations of the Compensation Committee. No member of the Company's Board of Directors is an executive officer of a company whose compensation committee or board of directors includes an executive officer of the Company.

Board of Directors Report on Executive Compensation

         The process of determining the compensation of the executive officers of the Company includes, among other things, evaluations of its executive officers performance against certain objective and subjective assessments and takes into consideration the performance of Company against planned objectives. In March 1998 the Board of Directors approved a new three-year employment agreement with Mr. Price. See "Employment Agreement." The Board adjusted compensation of certain officers during the fiscal year to reflect its evaluations of performance.

Principal Shareholders and Share Ownership of Directors and Officers.

         The following table sets forth, as of September 22, 1999, information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's executive officers and directors and (iii) all officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 4 Manhattanville Road, Purchase, New York 10577-2197.

                   Shares Owned Beneficially and of Record (1)

Name and Address                       No. of Shares              % of Total

Fredric D. Price (2)                        699,651                    2.25

Robert E. Flynn (3)                         102,000                       *

P. George Benson (4)                         20,000                       *

Audrey T. Cross (6)                          54,000                       *

Jon de la Harpe (4)                          34,000                       *

Sander A. Flaum (4)                          10,000                       *

Alan Gallantar (4)                           10,000                       *

Marvin Moser (4)                             65,000                       *

Robert E. Pollack (4)                        60,000                       *

Gerald A. Shapiro (5)                        31,300                       *

Benjamin T. Sporn (7)                       133,625                       *

American Home Products Corporation        3,478,261                      11.41
5 Giralda Farms
Madison, NJ 07940

Burns Philp & Company Limited (8)         7,763,837                      25.46
7 Bridge Street
Sydney, NSW 2000, Australia

All Officers and Directors                1,219,576                       3.86
as a Group (10 persons)
(2)(3)(4)(5)(6) and (7)

---------------------
       * Less than 1%


        (1) Includes shares issuable within 60 days upon the exercise of all options and warrants. Shares issuable under options or warrants are owned beneficially but not of record.

       (2) Includes 669,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

       (3) Includes 90,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

       (4) Consists of shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

       (5) Includes 20,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

       (6) Includes 50,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

       (7) Includes 104,500 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

       (8)     Consists of shares owned by subsidiaries.


Certain Relationships and Related Transactions

         As of June 30, 1999, BP owned 7,763,837 shares of Common Stock, and continues such Common Stock ownership as of the date hereof.

         On December 12, 1996, the Company completed the sale of its UK-based subsidiary, A&B to BP in accordance with the terms of a Share Purchase Agreement. As part of the transaction, BP has provided the Company with a revolving line of credit of up to $2.5 million. Any borrowings under this line of credit can be forgiven under certain circumstances. As of the date hereof, no amount has been drawn under this line of credit.

       In connection with the transaction, the Company and A&B entered into two License Agreements. Pursuant to the first License Agreement, the Company is exclusively licensed by A&B for the use of nisin generally in pharmaceutical products and animal healthcare products. Pursuant to the second License Agreement, A&B is exclusively licensed by the Company generally for the use of nisin as a food preservative and for food preservation.

       In connection with the transaction, the Company and BP entered into an Investors' Rights Agreement pursuant to which BP agreed until December 11, 1998, not to acquire, directly or indirectly, the Company's securities, and to refrain from selling the Company's Common Stock, except under certain circumstances through underwritten public offerings and private placement transactions. Until December 11, 1998 and so long as BP owns at least 10% of the Company's outstanding common stock, BP was to vote its shares in favor of Fredric D. Price and one nominee of Fredric D. Price for election to the Company's Board. So long as BP owns at least 20% of the Company's outstanding common stock, BP is entitled to nominate one member for election to the Company's Board. Currently, BP has not nominated a member for election to the Company's Board. The amount of consideration for the sale was arrived at through arms-length negotiation and a fairness opinion was obtained.

         In October 1998, the Company issued 3,478,261 shares of Common Stock to AHP for $4.0 million. AHP currently holds approximately 11.4% of the Company's outstanding Common Stock. Under a separate agreement in October 1998, AHP paid the Company $1.0 million for exclusive rights to sell the Company's Cardia Salt in retail markets in the United States.

Item 2 -- Ratification Of Appointment Of Independent Accountants

         Subject to the approval by the shareholders, the Board of Directors has appointed KPMG LLP as the Company's independent public accountants to audit its financial statements for the fiscal year ending June 30, 2000. KPMG LLP also audited the Company's financial statements since the fiscal years ended June 30, 1993. It is expected that a representative of KPMG LLP will be present at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT ACCOUNTANTS FOR FISCAL 2000.


Vote Required

         Under New York law, the affirmative vote of a majority of the votes cast at the Annual Meeting is required ratify the appointment of the independent accountants. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect directors.

Expense Of Solicitation

         The cost of soliciting proxies, which also includes the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

Proposals Of Shareholders

         Shareholders of the Company who intend to present a proposal for action at the 2000 Annual Meeting of Shareholders of the Company, must notify the Company's management of such intention by notice received at the Company's principal executive offices not later than July 24, 2000 for such proposal to be included in the Company's proxy statement and form of proxy relating to such Meeting.

Financial Statements

         The Company's Annual Report to Shareholders for the year ended June 30, 1999 is being delivered with this Proxy Statement to the Company's shareholders.

Other Matters

         The Board of Directors knows of no matters that are expected to be presented for consideration at the Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the person named in the accompanying proxy will vote thereon in accordance with his best judgment.


PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.


Dated:   Purchase, New York
         October 12, 1999


                                             By Order of the Board of Directors

                                             /s/ BENJAMIN T. SPORN

                                             BENJAMIN T. SPORN, Secretary

                                    AMBI INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  November 19, 1999                 10 a.m.

         The undersigned hereby appoints Fredric D. Price proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock of AMBI Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held November 19, 1999 or any adjournments thereof.

         1.       ELECTION OF DIRECTORS

                  FOR all the nominees listed below
                  (except as marked to the contrary below)             / /

                  WITHHOLD AUTHORITY
                  To vote for all nominees listed below                / /


         (INSTRUCTION: To WITHHOLD authority to vote for any individual nominee, mark the box next to the nominee's name below.)

         P. George Benson                   / /

         Audrey T. Cross                    / /

         Sander A. Flaum                    / /

         Robert E. Flynn                    / /

         Marvin Moser                       / /

         Fredric D. Price                   / /

         Robert E. Pollack                  / /

         The Board of Directors recommends a vote FOR the following:

         2. RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2000.

         FOR        / /       AGAINST        / /       ABSTAIN        / /



     In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

                  (Continued and to be signed on reverse side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT MS. CROSS AND MESSRS. BENSON, FLAUM, FLYNN, MOSER, POLLACK AND PRICE AS DIRECTORS, AND TO APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR 2000.


Dated:
       -------------------------

--------------------------------
Signature


-------------------------------
Signature if held jointly


         (Please sign exactly as ownership appears on this proxy. Where stock is held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)


                           Please mark, date, sign and
                   return this Proxy in the enclosed envelope.